Registration Statement No. 333-178202

Filed pursuant to Rule 424(b)(3)

Amendment dated May 2, 2012 to

Pricing Supplement No. 6, dated December 2, 2011 and Pricing Supplement No.7, dated December 6, 2011 to Prospectus Supplement and Prospectus each dated November 28, 2011 relating to the  Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) Medium-Term Note Program

ELEMENTSSM

Linked to the Rogers International Commodity Index®

— Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between March 31, 2012 and April 30, 2012:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$3,000,000	87.254%	$2,617,620	April 16, 2012
$3,500,000	87.254%	$3,053,890	April 16, 2012

Linked to the Rogers International Commodity Index®

— Energy Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between March 31, 2012 and April 30, 2012:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	70.764%	$707,640	April 12, 2012

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount Registered	Aggregate Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Notes offered as described above	$7,500,000.00	85.055%	$6,379,150.00	$731.05(1)

(1)           The registration fee is calculated in accordance with Rule 457(r) under the Securities Act.  As of the filing of this pricing supplement, there are unused registration fees of $9,014.33 that have been paid in respect of the securities covered by pricing supplements Nos. 6 and 7 under the registration statement on Form F-3 (No. 333-178202) of which these pricing supplements are a part. After giving effect to the registration fee for these offerings, $8,283.28 remains available for future offerings for such pricing supplements described above.